Exhibit 99.1

First Financial Bancorp Announces the Purchase of 17 Banking Centers from Peoples Community Bank

▪	Accelerates growth strategy in the Greater Cincinnati metropolitan market

▪	Expands franchise in existing and contiguous markets

▪	Increases deposit base by approximately $310 million and adds approximately $260 million in performing business and consumer loans

▪	Enhances First Financial’s deposit market share position in Cincinnati region

Cincinnati, Ohio – May 18, 2009 -- First Financial Bancorp (Nasdaq: FFBC) announced today that      First Financial Bank, N.A., its wholly-owned subsidiary bank, has signed a purchase and assumption agreement with Peoples Community Bank, the subsidiary bank of Peoples Community Bancorp  (Nasdaq: PCBI), to acquire 17 of their banking centers located in southwestern Ohio and southeastern Indiana. Under the terms of the purchase and assumption agreement, First Financial Bank will assume approximately $310 million in deposits and acquire approximately $260 million of select performing business and consumer loans. The proposed transaction, which is subject to regulatory approval, will enhance First Financial’s deposit market share position within the Greater Cincinnati region. It is targeted to close in the third quarter of 2009 and is anticipated to add up to approximately $0.06 per share on a cash basis in the first full year, 2010.

Following the closing of the proposed transaction, Peoples Community Bank will continue to operate two banking centers in Lebanon, Ohio and will retain approximately $325 million in assets.

“The addition of these banking centers is a natural extension of our existing network and presents an excellent opportunity to extend First Financial Bank products and services to a larger client base,” said Claude Davis, president and chief executive officer of First Financial Bancorp. “It is a continuation of our decision to significantly expand our Cincinnati presence. This purchase increases the number of First Financial branches in the Cincinnati MSA by 50% advancing our growth plans by several years.”

The purchase of these 17 banking centers is aligned with First Financial’s growth strategy of expanding its presence in both existing and adjacent markets. First Financial opened a new banking center in Madeira, Ohio, in the first quarter of 2009, and recently announced plans to build in Edgewood, Kentucky. Both locations are part of the Greater Cincinnati metropolitan market. Upon closing of the proposed transaction, First Financial Bank clients will have account access across a three-state banking center network, including nearly 100 First Financial Bank locations and ATMs.

At March 31, 2009, First Financial was considered well-capitalized under applicable regulatory capital guidelines, and expects to remain well-capitalized under such standards upon completion of the transaction.

The transaction has received approvals from the boards of directors of both companies, and remains subject to regulatory approval, further due diligence, and other customary closing conditions. No shareholder approvals are required.

Under the terms of the agreement, First Financial will purchase 13 Peoples Community Bank banking centers in Ohio, including 8 in Hamilton County, 3 in Butler County and 2 in Warren County. In Indiana, the company will purchase 4 banking centers, including 3 in Dearborn County and 1 in Ohio County. Included with these banking centers are approximately $310 million in deposits and approximately $260 million in loans. The balances of the loans to be acquired and deposits to be assumed are as of March 31, 2009. The majority of the loans to be acquired consist of residential real estate loans and none of the loans to be acquired are land acquisition, development, construction, commercial, builder and residential lot, or stock loans. No loans to be acquired are, or will be more than 30 days delinquent. The total purchase price of the transaction is expected to be approximately $12 million, which is a deposit premium of approximately 4%.

The acquired Peoples Community Bank banking centers will operate under the First Financial Bank name immediately after the transaction closes. First Financial expects to offer positions to Peoples Community Bank associates of the banking centers being acquired. The Peoples Community Bank banking centers included in the proposed transaction are:

Southwestern Ohio (Greater Cincinnati)

▪ North
- Liberty Drive – Liberty Township
- Arbor Square - Mason
- Voice of America Drive - West Chester
- West Chester Road - West Chester
- River’s Bend/State Route 48 – Maineville

▪ North Central
- Blue Ash Road – Deer Park
- Montgomery Road – Montgomery
- Hamilton Avenue – Mount Healthy
- Springdale Road - Northgate

▪ East
- Marburg Avenue - Oakley

▪ West
- Bridgetown Road – Bridgetown
- State Route 128 – Cleves
- Harrison Avenue – Dent

Southeastern Indiana
▪ Importing Street - Aurora ▪ State Line Road - Bright ▪ Walnut Street - Lawrenceburg ▪ Industrial Access Road - Rising Sun

First Financial was advised by the investment banking firm of Sandler O’Neill + Partners, L.P and Manatt Phelps & Phillips served as legal counsel.

Forward-Looking Statements
This news release should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp’s most recent Annual Report on Form 10-K for the year ended December 31, 2008. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which First Financial conducts operations continue to deteriorate, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Financial’s loan portfolio, allowance for loan and lease losses and overall financial purpose; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on First Financial, its competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures; the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates; technology changes; mergers and acquisitions; including our ability to successfully integrate the branches which are being acquired from Peoples Community Bank; the effect of changes in accounting policies and practices; adverse changes in the securities and debt markets; First Financial’s success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; the cost and effects of litigation and of unexpected or adverse outcomes in such litigation; uncertainties arising from First Financial’s participation in the TARP, including impacts on employee recruitment and retention and other business practices, and uncertainties concerning the potential redemption of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; and First Financial’s success at managing the risks involved in the foregoing. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2008 Form 10-K and other public documents filed with the Securities and Exchange Commission (SEC), as well as the most recent Form 10-Q filing for the quarter ended March 31, 2009. These documents are available at no cost within the investor relations section of First Financial’s website at www.bankatfirst.com/investor and on the SEC's website at www.sec.gov.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company with $3.8 billion in assets. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides retail and commercial banking products and services, and investment and insurance products through its 82 retail banking locations in Ohio, Kentucky and Indiana. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and has approximately $1.6 billion in assets under management. Additional information about the company, including its products, services, and banking locations, is available at www.bankatfirst.com/investor.

Additional Information - First Financial Bancorp
Investors/Analysts Patti Forsythe Vice President, Investor Relations 513-979-5837 patti.forsythe@bankatfirst.com	Media Cheryl Lipp First Vice President, Marketing Director 513-979-5797 cheryl.lipp@bankatfirst.com